UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2018

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-00841	27-6822130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Rouse Boulevard
Philadelphia, Pennsylvania	19112
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On April 9, 2018, FS Energy and Power Fund (the “Company”) entered into a new investment advisory and administrative services agreement with FS/EIG Advisor, LLC (the “Joint Advisor”), a newly-formed entity that is jointly operated by an affiliate of Franklin Square Holdings, L.P. (“FS Investments”) and EIG Asset Management, LLC (“EIG”) (the “Joint Advisor Investment Advisory Agreement”), which replaces the Investment Advisory and Administrative Services Agreement, dated April 28, 2011, as amended by the First Amendment to the Investment Advisory and Administrative Services Agreement, dated August 10, 2012, by and between the Company and FS Investment Advisor, LLC (the “Previous Advisor”) (the “Previous Investment Advisory Agreement”).

Subject to the overall supervision of the board of trustees of the Company (the “Board”), the Joint Advisor will oversee the Company’s day-to-day operations and provide the Company with investment advisory services. The duties to be provided under the Joint Advisor Investment Advisory Agreement are substantially the same as those provided under the Previous Investment Advisory Agreement.

The Company will pay the Joint Advisor a fee for its services under the Joint Advisor Investment Advisory Agreement consisting of two components—an annual base management fee based on the average weekly value of the Company’s gross assets and an incentive fee based on the Company’s performance. The cost of both the base management fee payable to the Joint Advisor and any incentive fees it earns will ultimately be borne by the Company’s shareholders.

The base management fee is calculated at an annual rate of 1.75% of the Company’s average weekly gross assets. The base management fee is payable quarterly in arrears and is calculated based on the average weekly value of the Company’s gross assets during the most recently completed calendar quarter. The base management fee may or may not be taken in whole or in part at the discretion of the Joint Advisor. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as the Joint Advisor shall determine. The base management fee for any partial month or quarter will be appropriately prorated.

The incentive fee consists of two parts. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears, equals 20.0% of the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, the Joint Advisor will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 6.5%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of the Company’s common shares of beneficial interest (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Joint Advisor will be entitled to a “catch-up” fee equal to the amount of the Company’s pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.031%, or 8.125% annually, of adjusted capital. This “catch-up” feature will allow the Joint Advisor to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, the Joint Advisor will be entitled to receive 20.0% of the Company’s pre-incentive fee net investment income.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Joint Advisor Investment Advisory Agreement). This fee equals 20.0% of the Company’s “incentive fee capital gains.” “Incentive fee capital gains” are the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains. The Company will accrue for the incentive fee on capital gains, which, if earned, will be paid annually. The Company will accrue the incentive fee on capital gains based on net realized and unrealized gains; however, under the terms of the Joint Advisor Investment Advisory Agreement, the fee payable to the Joint Advisor will be based on realized gains and no such fee will be payable with respect to unrealized gains unless and until such gains are actually realized.

The Joint Advisor Investment Advisory Agreement makes explicit the Joint Advisor’s authority, should it need to make investments on behalf of the Company through a special purpose vehicle, to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).

The Joint Advisor Investment Advisory Agreement will remain in effect initially for two years, and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or the vote of a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of the members of the Board who are not parties to the Joint Advisor Investment Advisory Agreement, or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party (the “Independent Trustees”). The Joint Advisor Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice (a) by the Company to the Joint Advisor, (i) upon the vote of “a majority of the outstanding voting securities” of the Company (as defined in the 1940 Act), or (ii) by the vote of the Independent Trustees, or (b) by the Joint Advisor to the Company. The Joint Advisor Investment Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Information regarding the material relationships between the Company and each of FS Investments and EIG is set forth in “Part I—Item 1. Business—The Transition of Investment Advisory Services” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2018 (the “Form 10-K”), and is incorporated herein by reference.

The foregoing description of the Joint Advisor Investment Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Joint Advisor Investment Advisory Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On April 9, 2018, FS Investments and EIG issued a press release announcing, among other things, the transition of the Company’s investment advisory services to the Joint Advisor. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

As described in the Company’s definitive proxy statement filed with the SEC on January 18, 2018 (the “Proxy Statement”), the Previous Advisor, GSO Capital Partners, LP (“GSO”) and certain of their affiliates entered into a Transition Agreement, dated December 10, 2017 (the “Transition Agreement”), which provided that GSO would continue to act as the investment sub-adviser to the Company through April 9, 2018 and will cooperate with the Previous Advisor in implementing the transition of investment advisory services from GSO for the Company and several other business development companies. In accordance with the terms of the Transition Agreement, on and effective April 9, 2018, GSO resigned as investment sub-adviser to the Company and the Investment Sub-Advisory Agreement, dated April 28, 2011, by and between GSO and the Previous Advisor (the “Previous Investment Sub-Advisory Agreement”) terminated.

Information regarding the material relationships between the Company and GSO is set forth in “Part I—Item 1. Business—About GSO” and “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions” in the Form 10-K, and is incorporated herein by reference.

In connection with GSO’s resignation as the investment sub-adviser to the Company, the termination of the Previous Investment Sub-Advisory Agreement and the transition of investment advisory services to the Joint Advisor, the Company terminated the Previous Investment Advisory Agreement on April 9, 2018, the effective date of the Joint Advisor Investment Advisory Agreement. While the Previous Investment Advisory Agreement provided for a base management fee of 2.00%, effective January 1, 2018, the Previous Advisor contractually agreed to permanently waive 0.25% of the base management fee so that the fee received equaled 1.75% of the Company’s average gross assets. Under the Joint Advisor Investment Advisory Agreement, the base management fee is reduced from 2.00% under the Previous Investment Advisory Agreement to 1.75%. Also, the base management fee in the Joint Advisor Investment Advisory Agreement is calculated on the average weekly gross assets during the most recently completed calendar quarter, while the base management fee under the Previous Investment Advisory Agreement was calculated based on the average gross assets of the Company at the end of its last two completed fiscal quarters. The incentive fee under the Joint Advisor Investment Advisory Agreement remains unchanged from the incentive fee under the Previous Investment Advisory Agreement; however, the Previous Advisor contractually agreed to waive its right to collect the subordinated incentive fee on income for a period of twelve months, ending on December 31, 2018. The Joint Advisor has contractually agreed to waive its right to the collect the subordinated incentive fee on income for the remainder of such twelve month period. There were no early termination penalties payable by the Company as a result of the termination of the Previous Investment Advisory Agreement or the Previous Investment Sub-Advisory Agreement.

Information regarding the material relationships between the Company and the Previous Advisor is set forth in “Part I—Item 1. Business—About FS Advisor” and “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions” in the Form 10-K, and is incorporated herein by reference.

The foregoing description of the Joint Advisor Investment Advisory Agreement, as set forth in this Item 1.02, is a summary only and is qualified in its entirety by reference to the text of the Joint Advisor Investment Advisory Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Investment Advisory and Administrative Services Agreement, dated as of April 9, 2018, between FS Energy and Power Fund and FS/EIG Advisor, LLC

99.1	Press Release, dated April 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: April 9, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President